EXHIBIT 4.1

PROMISSORY NOTE

$	New York, New York December 14, 2006

FOR VALUE RECEIVED, TAG ENTERTAINMENT CORP., located at 1333 Second Street, Suite 240, Santa Monica, CA 90401 (the ‘‘Parent Borrower’’) and TAG ENTERTAINMENT USA, located at 1333 Second Street, Suite 240, Santa Monica, CA 90401 (the ‘‘Subsidiary Borrower’’, and together with the Parent Borrower, the ‘‘Borrowers’’, each a ‘‘Borrower’’), jointly and severally promise to pay to the order of                                                                 ., having an office at                                                              (the ‘‘Lender’’), at such office of the Lender or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America in immediately available funds, the principal sum of                                                      AND 00/100 ($                             .00) DOLLARS on the date and in the amount set forth in this Note, provided, however, that the aggregate unpaid principal balance (the ‘‘Principal Balance’’) of the term loan made by the Lender to the Borrowers hereunder (the ‘‘Loan’’) shall in all events be due and payable on March 14, 2007 (the ‘‘Maturity Date’’). The Borrowers further agree that upon and following an Event of Default and/or after any stated or any accelerated maturity of the indebtedness evidenced hereby, the aggregate outstanding principal balance of the Loan shall bear interest -at a rate equal to 18% per annum on the unpaid Principal Balance, payable on demand. In no event shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law. If any payment to be so made hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest there on shall be payable at the then applicable rate during such extension.

All payments made in connection with this Note shall be in lawful money of the United States in immediately available funds. Borrowers agree that as they receive payments from time to time with respect to the Collateral prior to the Maturity Date, Borrowers will pay or cause to be paid to the Lender such amounts received with respect to the Collateral on a dollar-for-dollar basis within five business days of receipt of such payments with respect to Collateral until the Note is repaid in full as provided in this Note. All such payments shall be applied first to the payment of outstanding principal and then to accrued interest) ; provided, however, that after the occurrence of an Event of Default, payments will be applied to the obligations of the Borrowers to the Lender as the Lender determines in its sole discretion. The Borrowers hereby expressly authorize the Lender to record on the attached schedule the amount and date of each Loan, the rate of interest thereon, and the date and amount of each payment of principal. All such notations shall be presumptive as to the correctness thereof; provided, however, the failure of the Lender to make any such notation shall not limit or otherwise affect the obligations of the Borrowers under this Note.

In consideration of the granting of the Loan evidenced by this Note, the Borrowers hereby agree as follows:

1.	Definitions. As used herein:

(a)    ‘‘Borrower’’ and ‘‘Borrowers’’ shall have the meaning given to such terms in the first paragraph hereof.

(b)    ‘‘Business Day’’ means a day other than a Saturday, Sunday or other day on which commercial banks in New York are required or permitted by law to remain closed.

(c)    ‘‘Loan Documents’’ means, collectively, this Note, the Security Agreement, and each other document, instrument or agreement executed pursuant hereto or in connection herewith, together with each other document, instrument or agreement made with or in favor of the Lender.

(d)    ‘‘Material Adverse Effect’’ means a material adverse effect on the business, assets, operations or condition, financial or otherwise, of either Borrower, the legality, validity or enforceability of any Loan Document, the ability of either Borrower to perform any of its material obligations under any Loan Document or the material rights of or benefits available to the Lender under any Loan Document.

(e)    ‘‘Person’’ means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

(f)    ‘‘Registration Rights Agreement’’ means the Registration Rights Agreement, dated as of the date hereof, by and among the Parent Borrower and the Lender.

(g)    ‘‘Security Agreement’’ means the Security Agreement, dated as of the date hereof, by and among the Borrowers and the Lender.

(h)    ‘‘Securities Purchase Agreement’’ means the Securities Purchase Agreement, dated as of the date hereof, by and among the Parent, Borrower and the Lender.

(i)    ‘‘Transaction Documents’’ means the Loan Documents, the Securities Purchase Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2.    Representations and Warranties.    Each Borrower represents and warrants that: (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business and is in good standing under the laws of every state where its failure to so qualify would have a Material Adverse Effect; (b) the execution, delivery and performance of this Note and the other Transaction Documents to which such Borrower is a party are within its corporate powers and have been duly authorized, and the Note and the other Transaction Documents to which such Borrower is a party are valid, binding and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and are not in violation of law or of the terms of such Borrower’s organizational documents and do not result in the breach of or constitute a default under any indenture, agreement or undertaking to which such Borrower is a party or by which it or its property may be bound or affected; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Note, except those as have been obtained; (d) the financial statements of the Borrowers heretofore furnished to the Lender are complete and correct and fairly represent the consolidated financial condition of each Borrower as at the date thereof and for the periods covered thereby, which financial condition has not materially adversely changed since the date of the most recently dated balance sheet heretofore furnished to the Lender; (e) no Event of Default has occurred and no event has occurred which with the giving of notice or the lapse of time or both would constitute an Event of Default; (f) the Borrowers shall not use any part of the proceeds of any Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any margin stock; (g) there is no pending or, to the knowledge of any Borrower, threatened action or proceeding affecting any Borrower before any court, governmental agency or arbitrator which, if determined adversely to such Borrower would have a materially adverse effect on the financial condition or operations of such Borrower except as described in the financial statements of the Borrowers heretofore furnished to the Lender; and (h) it is not an ‘‘investment company’’ as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

3.    Collateral Security.    This Note is secured by the Security Agreement.

4.    Conditions Precedent to Making the Loan.    The Lender shall not make the Loan until it has received each of the following, in each case in form and substance satisfactory to it: (a) this Note and the Security Agreement, each executed by a duly authorized officer of the Borrowers; (b) the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants, each executed by a duly authorized officer of the Parent Borrower; (c) a favorable written legal opinion (addressed to the Lender) of counsel to the Borrowers; (d) a certificate of the secretary or assistant secretary of each Borrower, (i) attaching a long form certificate of incorporation of such Borrower, certified as of a recent date by the Secretary of State of the jurisdiction of its incorporation, and a true and complete copy of its by-laws, (ii) attaching resolutions of its board of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions contemplated thereby and certifying that (x) such resolutions were duly adopted and in full force and effect and (y) no other resolutions relating to the Loan Documents or such transactions have been adopted, (iii) certifying as to the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers, and attaching (x) certificates of good standing (or comparable certificates), certified as of a recent date prior to the date hereof, by the Secretaries of State (or comparable official) of the jurisdiction of its incorporation and each other jurisdiction in which it is qualified to do business and (y) certificates of good standing of the taxing authority of the jurisdiction of its incorporation and each other jurisdiction in which it is qualified to do business; (e) a certificate of the chief executive officer or chief financial officer of each Borrower, certifying that, on and as of the date hereof, (i) the representations and warranties set forth in each Transaction Document shall be true and correct with respect to such Borrower, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, and (ii) no Default shall have occurred and be continuing under any Transaction Document (assuming the effectiveness of transactions contemplated by the Transaction Documents); (f) results of a search of the UCC (or equivalent) filings made and tax and judgment lien searches with respect to the Borrowers and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Lender that the Liens other than Permitted Liens (as such terms are defined in the Security Agreement) indicated by such financing statements (or similar documents) have been released; and (g) UCC-1 financing statements with respect to the Collateral (as defined in the Security Agreement) have been filed in the appropriate filing office.

5.    Events of Default.    Upon the occurrence of any of the following specified events of default (each an ‘‘Event of Default’’): (a) the failure of the Borrowers to pay any principal, interest, or any other sum payable under this Note or any other Loan Document when due; or (b) the failure of either Borrower to perform any covenant or agreement hereunder or any other Transaction Document; or (c) default by the Borrowers in the due payment of any other indebtedness for borrowed money or default in the observance or performance of any covenant or condition contained in any agreement or instrument evidencing, securing, or relating to any such indebtedness, which causes or permits the acceleration of the maturity thereof; or (d) any representation or warranty made by either Borrower in any Transaction Document proves untrue in any respect; or (e) either Borrower becomes insolvent or bankrupt, is generally not paying its debts as they become due, or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for either Borrower or for the greater part of the properties of such Borrower with the consent of such Borrower, or if appointed without the consent of such Borrower, such trustee or receiver is not discharged within 45 days, or bankruptcy, reorganization, liquidation or similar proceedings are instituted by or against either Borrower under the laws of any jurisdiction, and if instituted against such Borrower are consented to by it or remain not dismissed for 45 days, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of such Borrower and shall not be released or bonded within 30 days after levy; or (f) either Borrower shall be in default beyond any applicable grace period under any Loan Document; or (g) the mortgage or pledge of, or creation of a security interest in, any assets of either Borrower, other than security interests in favor of the Lender; or (h) the incurrence by either Borrower of any indebtedness for borrowed money, other than obligations owing to the Lender and indebtedness incurred in the ordinary course of business in an aggregate principal amount for all such indebtedness not to exceed $100,000; (i) one or more judgments for the payment of money in an aggregate amount in excess of $50,000 shall be rendered against either Borrower or any of its subsidiaries or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain not discharged or not bonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Borrower or any of its subsidiaries or any combination thereof to enforce any such judgment; or (j) any Transaction Document shall cease, for any reason, to be in full force and effect, or either Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or (k) the Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by either Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement), with the priority required by the Security Agreement; or (l) either Borrower fails to maintain its legal existence, mergers or consolidates with any Person, acquires or creates any Person, transfers, sells, leases or otherwise disposes of any of its property (other than inventory in the ordinary course of business), or declares or pays any dividend or other distribution in respect of its capital stock (other than distributions payable in such stock); or (m) the Lender shall have determined, in its sole discretion, that one or more conditions exist or events have occurred which have resulted or may result in a material adverse change in the business, properties or financial condition of either Borrower as determined in the sole discretion of the Lender or one or more other conditions exist or events have occurred with respect to such Borrower which the Lender deems materially adverse; or (n) as required by Section 2 of the Security Agreement, either Borrower or both, fail to make payments to Lender of any amounts received by such Borrower in respect of Collateral within five (5) business days of receipt; then in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may declare the principal and the accrued interest in respect of the Loan under this Note to be, whereupon the Note shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Borrower, provided that in the case of any event described in clause (e) of this paragraph, the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

6.    Miscellaneous.

(a)    All of the parties hereto agree that the Parent Borrower and the Subsidiary Borrower shall be obligated for all of the Obligations (as defined in the Security Agreement) on a joint and several basis, notwithstanding which such party may have directly received the proceeds of the Loan. The Parent Borrower and the Subsidiary Borrower each acknowledge and agree that, for purposes of the Transaction Documents, the Parent Borrower and the Subsidiary Borrower constitute a single integrated financial enterprise and that each receives a benefit from the Loan.

(b)    The Borrowers further agree to pay on demand all of the Lender’s costs and expenses, including reasonable counsel fees, in connection with the preparation, negotiation and closing of the Loan Documents, as well as the collection of any sums due to the Lender and enforcement of its rights thereunder.

(c)    No modification or waiver of any provision of this Note or any other Loan Document shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of the Lender and each Borrower, and the same shall then be effective only for the period and on the conditions and for the specific instances specified in such writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any rights, power or privilege.

(d)    The Borrowers hereby waives presentment, demand for payment, notice of protest, notice of dishonor, and any and all other notices or demands except as otherwise expressly provided for herein.

(e)    THIS NOTE AND EACH OTHER LOAN DOCUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.    The Borrowers agree that any suit for the enforcement of this Note or any of the other Loan Documents may be brought in the courts of the State of New York sitting in New York County or any Federal court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any such suit being made upon either Borrower by mail at the address set forth in the first paragraph of this Note. The Borrowers hereby waive any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(f)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE OR THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

(g)    The Lender shall have the unrestricted right at any time and from time to time, and with notice to each Borrower or any other party obligated on this Note, to grant to any Person (each, a ‘‘Participant’’) participating interests in the Loan. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to either Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and such Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder. The Lender may furnish any information concerning either Borrower in its possession from time to time to prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

(h)    This Note and the other Loan Documents shall be binding upon and inure to the benefit of each Borrower, the Lender, all future holders of this Note and their respective successors and assigns, except that neither Borrower may assign or transfer any of its rights under this Note without the prior written consent of the Lender. The term ‘‘Lender’’ as used herein shall be deemed to include the Lender and its successors, endorsees and assigns. The Lender shall have the unrestricted right at any time or from time to time, and upon prior written notice to each Borrower, to assign all or any portion of its rights and obligations hereunder to one or more banks Persons (each, an ‘‘Assignee’’), and each Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note, any other Loan Document and to any other documents, instruments and agreements executed in connection herewith as the Lender shall deem necessary to effect the foregoing. In addition, at the request of the Lender or any such Assignee, each Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by the Lender prior to such assignment and shall reflect the amount of the Loan held by such Assignee and the Lender, as applicable, after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Lender, and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of the Lender hereunder to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

(i)    This Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced thereby. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superceded by this Note and such other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Loan Documents.

TAG ENTERTAINMENT CORP.
By: ____________________________________
Name: __________________________________
Title: ____________________________________
TAG ENTERTAINMENT USA
By: ____________________________________
Name: __________________________________
Title: ____________________________________

LOAN AND REPAYMENT SCHEDULE
PROMISSORY NOTE DATED DECEMBER 14, 2006
TAG ENTERTAINMENT CORP.
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Date	Amount of Prepayment	Unpaid Principal Balance	Notation Made By